Exhibit 10.8

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

This Amendment No. 1 to Share Purchase Agreement (the “Amendment”) is made as of June 23, 2010, by and among Genesis Solar Corporation (“Genesis Solar”) and Vital Source, S.A. (“Vital”).  Collectively Genesis Solar and Vital are referred to herein as the “Parties.”

WHEREAS, the Parties previously entered into a Share Purchase Agreement (the “SPA”) dated March 24, 2010 pursuant to which Vital agreed to purchase 3,500,000 shares of Genesis Solar common stock (the “Shares”) at $10 per share through a single payment to be made by no later than June 30, 2010.

WHEREAS, the Parties wish to SPA to amend the SPA to extend the date by which Vital is obligated to purchase the Shares to September 30, 2010.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows.

1.           Section 1.2 of the SPA is amended to read as follows:

Purchase Price.  By no later than September 30, 2010 (the “Closing Date”), in a single payment Purchaser shall pay GSC $10.00 (US currency) per share for the Purchased Shares for a total purchase price (the “Purchase Price”) of $35,000,000 (US).  The Purchaser shall pay the Purchase Price to GSC in accordance with wiring instructions provided to Purchaser.

2.           Any capitalized terms used herein will be as defined in the SPA unless otherwise defined herein.

3.           The Parties agree and acknowledge that all other terms of the SPA are not amended hereby, and that the SPA as amended hereby continues to be in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, effective as of the day and year first above written.

GENESIS SOLAR CORPORATION	VITAL SOURCE, S.A.
By: /s/ David Brenman	By: /s/ Tomas Geraets
David Brenman, President	Tomas Geraets, President